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[RYDER SCOTT COMPANY LOGO]			FAX (713) 651-0849
1100 LOUISIANA	SUITE 3800	HOUSTON, TEXAS 77002- 5218	TELEPHONE (713) 651-9191

Exhibit No. 23.4

CONSENT OF RYDER SCOTT COMPANY, L.P.

        We hereby consent to the incorporation by reference in this Registration Statement on Form S-8, filed by Petrohawk Energy Corporation (formerly Beta Oil & Gas, Inc.) (the "Company") of the information provided by us with respect to the oil and gas reserves of the Company included in its Annual Report on Form 10-K/A for the year ended December 31, 2003, filed with the Securities and Exchange Commission.

                      /s/ RYDER SCOTT COMPANY, L.P.
                       RYDER SCOTT COMPANY, L.P.

Houston, Texas
July 28, 2004

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  Exhibit No. 23.4
CONSENT OF RYDER SCOTT COMPANY, L.P.